Exhibit 10.14

AMENDMENT
TO
DANAHER CORPORATION & SUBSIDIARIES
EXECUTIVE DEFERRED INCENTIVE PROGRAM
This is an Amendment to the Danaher Corporation & Subsidiaries Executive Deferred Incentive Program, which was amended and restated effective January 1, 2019 (the "Plan"). Under Section 7.1 of the Plan, Danaher Corporation (the "Plan Sponsor") has reserved unto itself the right to amend the Plan. Accordingly, pursuant to Section 7.1, the Plan Sponsor hereby amends the Plan in the following particulars to be effective January 1, 2020:

1.
Add a new Appendix D to read as follows:

APPENDIX D
TRANSFER OF LIABILITIES TO
ENVISTA EXECUTIVE DEFERRED INCENTIVE PROGRAM AS ESTABLISHED AS A SUB-PLAN UNDER THE ENVISTA 2019 OMNIBUS INCENTIVE PLAN

At a future date, certain Employers, including Envista Holdings Corporation and its subsidiaries (“Envista”), are intended to separate from the Danaher Corporation controlled group. In anticipation of such event, the Plan liabilities and benefits related to those Participants who are employed by Envista (“Envista Participants”), including amounts not subject to Code Section 409A (i.e., amounts deferred and vested prior to January 1, 2005, and earnings related thereto), will be transferred to the Envista Executive Deferred Incentive Program as Established as a Sub-Plan Under the Envista 2019 Omnibus Incentive Plan (“Envista EDIP”), effective as of January 1, 2020. After the transfer of the Plan liabilities to the Envista EDIP on January 1, 2020, the Plan Sponsor, the Plan, any directors, officers, or employees of the Plan Sponsor, and any successors thereto, shall have no further obligation or liability to any such individual with respect to any benefit, amount, or right due under the Plan.

On and after the transfer of the Plan liabilities to the Envista EDIP on January 1, 2020, the Employers that are intended to separate from the Danaher Corporation controlled group shall cease to participate in the Plan.

On and after the transfer of the Plan liabilities to the Envista EDIP on January 1, 2020, Envista Participants shall cease participation in the Plan, but shall participate in the Envista EDIP in accordance with the terms therein; provided, that any distribution election applicable to the Plan benefit of an Envista Participant immediately before the transfer will continue to apply to the liabilities and benefits transferred to the Envista EDIP, in accordance with the terms therein.

2.
All other parts of the Plan not inconsistent herewith are hereby ratified and confirmed.